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                                                                      Exhibit 21

                                  SUBSIDIARIES


         Acadian Consultants Corp.
         B&B (Baltimore-Washington) Acquisition Corp.
         California Medical Record Service Acquisition Corp.
         CH Acquisition Corp.
         Computer Central Corporation
         Deliverex Acquisition Corp.
         Deliverex Sacramento Acquisition Corp.
         DISC Acquisition Corp.
         DPAS Acquisition Corp.
         Imagent Acquisition Corp.
         Information Management Acquisition Corp.
         Input of Texas, Inc.
         Leonard Archives Acquisition Corp.
         Major Acquisition Corp.
         MAVRICC Management Systems, Inc.
         Minnesota Medical Record Service Acquisition Corp.
         MMS Escrow and Transfer Agency, Inc.
         Permanent Records Acquisition Corp.
         Premier Acquisition Corp.
         QCS Inet Acquisition Corp.
         Quality Copy Acquisition Corp.
         RAC (California) Acquisition Corp.
         Recordex Acquisition Corp.
         Researchers Acquisition Corp.
         Robert A. Cook Acquisition Corp.
         The Rust Consulting Group, Inc.
         Texas Medical Record Service Acquisition Corp.
         ZIA Information Analysis Group, Inc.